Exhibit 10.2

EXECUTION VERSION

WAIVER AND AMENDMENT AGREEMENT

THIS WAIVER AND AMENDMENT AGREEMENT (this “Agreement”) is dated as of March 10, 2009, by and among Primus Telecommunications Canada Inc., a corporation organized under the laws of the province of Ontario (the “Borrower”), 3082833 Nova Scotia Company, an unlimited liability company organized under the laws of the province of Nova Scotia (“Parent” and together with the Borrower, the “Obligors”), the Lenders (as defined herein), Primus Telecommunications International, Inc., a Delaware corporation (“Primus Telecommunications”), Primus Telecommunications Holding, Inc., a Delaware corporation (“Primus Holding”), Primus Telecommunications Group, Incorporated, a Delaware corporation (the “Ultimate Parent, and together with Primus Telecommunications and Primus Holding, the “Guarantors”; the Guarantors, together with the Obligors, are referred to herein as the “Credit Parties”) and Guggenheim Corporate Funding, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”) and as collateral agent for the Secured Creditors (in such capacity, together with its successors and assigns, if any, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, Parent, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent and the Collateral Agent entered into the Senior Secured Credit Agreement, dated as of March 27, 2007, as amended by the Amendment to the Credit Agreement, dated May 26, 2007, as further amended by the Second Amendment to the Credit Agreement, dated July 16, 2007, as further amended by the Third Amendment to the Credit Agreement, dated July 25, 2007, as further amended by the Fourth Amendment to the Credit Agreement, dated August 14, 2007, as further amended by the Fifth Amendment to the Credit Agreement, dated August 31, 2007, as further amended by the Sixth Amendment to the Credit Agreement, dated September 14, 2007, as further amended by the Seventh Amendment to the Credit Agreement, dated September 21, 2007, as further amended by the Eighth Amendment to the Credit Agreement, dated October 1, 2007, as further amended by the Ninth Amendment to the Credit Agreement, dated October 5, 2007, as further amended by the Tenth Amendment to the Credit Agreement, dated October 12, 2007, as further amended by the Eleventh Amendment to the Credit Agreement, dated October 16, 2007, as further amended by the Twelfth Amendment to the Credit Agreement, dated October 17, 2007, and as further amended by the Thirteenth Amendment to the Credit Agreement, dated December 19, 2007 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested the waiver of certain Events of Default under the Credit Agreement;

WHEREAS, one or more of the Guarantors intend to commence voluntary bankruptcy proceedings on or before April 1, 2009 (together with any additional voluntary or involuntary proceedings commenced by or against one or more Guarantors on or before August 31, 2010, that are jointly administered with such proceedings, the “Proceedings”), in the United States Bankruptcy Court for the District of Delaware (together with any other court having jurisdiction over the case from time to time, the “Bankruptcy Court”), in connection with a pre-packaged or pre-negotiated Chapter 11 plan of reorganization of one or more of the Guarantors (as such plan may be modified from time to time, the “Plan”); and

WHEREAS, the Credit Parties have requested, and the Lenders have agreed, that the Lenders will waive any Events of Default arising out of the Events (as defined below) on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement (as amended by this Agreement).

Section 2. Acknowledgement of Events.

2.1. Specified Events. The parties hereto acknowledge that the following events (together, the “Specified Events”) have occurred and may constitute Events of Default:

2.1.1. the failure of the Borrower to maintain Hedging Agreements, Lehman Unsecured Hedging Agreements or Unsecured Hedging Agreements reasonably satisfactory to the Administrative Agent to hedge the full amount of its currency rate exposures with respect to the aggregate principal amount outstanding under the Credit Agreement, in accordance with Section 8.18 of the Credit Agreement, with respect to which failure the Administrative Agent delivered written notice to the Borrower and the Ultimate Parent on December 22, 2008, which may constitute an Event of Default under Section 11.01(f) of the Credit Agreement;

2.1.2. the actions the Guarantors have taken to authorize or effect certain actions described in Section 11.01(i) of the Credit Agreement, which may constitute an Event of Default under Section 11.01(i)(v) of the Credit Agreement; and

2.1.3. the failure by the Obligors to deliver to the Administrative Agent an Officer’s Certificate in connection with the events described in Sections 2.1.1 and 2.1.2 above, in accordance with Section 7.03 of the Credit Agreement, which may constitute an Event of Default under Section 11.01(e) of the Credit Agreement.

2.2. Anticipated Events. Each Credit Party anticipates that an Event of Default may occur under the Credit Agreement due to (together, the “Anticipated Events,” and together with the Specified Events, the “Events”):

2.2.1. the institution of the Proceedings, constituting an Event of Default under Section 11.01(i) of the Credit Agreement and, at any time before the Plan is effective, Sections 11.01(i)(iii), (i)(v) and (i)(vi) of the Credit Agreement;

2.2.2. the occurrence of a Material Adverse Effect arising as a result of the Proceedings, constituting an Event of Default under Section 11.01(p) of the Credit Agreement;

2.2.3. the failure of a Guarantor to make any payment when due with respect to Indebtedness or the acceleration of Indebtedness of a Guarantor, in each case at any time before the Plan is effective, constituting an Event of Default under Section 11.01(h)(i) of the Credit Agreement; and

2.2.4. certain provisions of the Guarantee being deemed invalid or unenforceable against a Guarantor in connection with the Proceedings, constituting an Event of Default under Section 11.01(k) of the Credit Agreement.

Section 3. Acknowledgment and Ratification of Obligations. Each Credit Party hereby acknowledges and agrees that:

3.1.1. the Credit Agreement and each of the other Loan Documents are valid and binding agreements, enforceable against the Credit Parties according to their terms, and each Credit Party is obligated to perform all of such Credit Party’s covenants, agreements and obligations in accordance with the Loan Documents as of the date hereof and does not have any defenses, counterclaims or rights of offset to any of such covenants, agreements or obligations (any and all of which are hereby unconditionally and irrevocably waived by each Credit Party);

3.1.2. the outstanding principal balance of the Loans as of March 10, 2009, is $35,000,000;

3.1.3. the Security Documents create and constitute valid, binding and enforceable first priority liens (subject only to Permitted Encumbrances) on, and perfected security interests in, the Collateral; and

3.1.4. except as set forth in Section 4 below, this Agreement does not constitute a waiver of any Default or Event of Default of any of the Lenders’ or Agents’ rights or remedies available at law, in equity or under the Loan Documents.

Section 4. Waiver. Subject to the terms and conditions of this Agreement, from and after the Effective Date (as defined below), the Lenders hereby waive any Events constituting Events of Default. This Agreement does not affect or restrict in any way the rights or remedies of the Lenders with respect to their claims against the Guarantors under the Guarantees, which the Credit Parties agree that the Lenders may exercise subject to the Proceedings and applicable law.

Section 5. Amendments to Credit Agreement; Additional Terms.

5.1. Applicable Margin. The definition of “Applicable Margin” in the Credit Agreement is hereby deleted and replaced by the following:

“Applicable Margin” means the rate per annum specified below (a) in the column under the caption “ABR Loans” for Alternate Base Rate Loans, or (b) in the column under the caption “LIBOR Loans” for LIBOR Rate Loans:

Loans	ABR Loans	LIBOR Loans
Term A Loans	2.750%	3.750%
Term B Loans	5.375%	6.375%

5.2. Collateral. The definition of “Collateral” in the Credit Agreement is hereby deleted and replaced by the following:

“Collateral” means all Collateral, Secured Property and Pledged Securities (as each such term is defined in any of the Security Documents), and any other property or asset as to which a Security Document creates or purports to create a Lien.

5.3. Maturity Date. The definition of “Maturity Date” in the Credit Agreement is hereby deleted and replaced by the following:

“Maturity Date” means May 21, 2011.

5.4. Prepayment Premium. Section 3.03 of the Credit Agreement is hereby deleted and replaced by the following:

[Reserved]

5.5. Interest on Loans. Section 4.01(a) of the Credit Agreement is hereby deleted and replaced by the following:

Interest on Loans. On each Interest Payment Date the Borrower shall pay interest on each Loan, in arrears, at a rate equal to the greater of (i) the applicable LIBOR Rate or Alternate Base Rate, as applicable, plus the Applicable Margin and (ii) 2.50% plus the Applicable Margin.

5.6. Hedging. Section 8.18 of the Credit Agreement is hereby deleted and replaced by the following:

[Reserved]

5.7. Refinancing of Lehman Loan. Section 8.21 of the Credit Agreement is hereby deleted and replaced by the following:

[Reserved]

5.8. Default as to Other Indebtedness. Section 11.01(h)(iii) of the Credit Agreement is hereby deleted and replaced by the following:

[Reserved]

5.9. Events of Default. Each of the following shall, for all purposes, constitute an Event of Default under Section 11.01 of the Credit Agreement:

5.9.1. the Bankruptcy Court shall enter an order denying confirmation of the Plan, or the Proceedings shall be converted to a case under Chapter 7 of Title 11 of the United States Code;

5.9.2. the Plan shall not have been confirmed by the Bankruptcy Court and become effective on or before August 31, 2010;

5.9.3. the Plan shall be confirmed or become effective without the reinstatement at effectiveness of each Guarantee on terms identical to such Guarantee existing on the date hereof as a valid, unsubordinated obligation of the applicable Guarantor, or the Plan is confirmed without any Guarantor holding, directly or indirectly, substantially all of its current assets and businesses;

5.9.4. the Bankruptcy Court shall enter any order that impairs the enforceability of this Agreement or any Loan Document (except as provided herein in connection with the obligations of the Guarantors under the Guarantee), as reasonably determined by the Administrative Agent;

5.9.5. any representation or warranty made by a Credit Party in this Agreement shall prove to be untrue in any material respect as of the date hereof;

5.9.6. any Credit Party shall default in the performance of any obligation under this Agreement that is not cured within 10 Business Days following notice thereof from the Administrative Agent; and

5.9.7. the Guarantee or any other Loan Document executed by a Guarantor shall cease to be valid and binding on or enforceable against any Guarantor.

5.10. Mandatory Prepayment Schedule. In addition to the obligations of the Borrower under Article III of the Credit Agreement, and notwithstanding anything to the contrary in Section 3.02(d) of the Credit Agreement, the Borrower shall prepay the outstanding principal of the Loans, without premium or penalty, on the dates and in the amounts set forth below:

Payment Date	Monthly Principal Payment Amount
March 31, 2009	$500,000
April 30, 2009	$500,000
May 31, 2009	$500,000
June 30, 2009	$2,250,000
The last day of each calendar month from and including July 2009 to and including April 2011	$500,000

All prepayments pursuant to this Section 5.10 shall be made in accordance with Sections 3.04 and 3.05 of the Credit Agreement. Each such prepayment shall be accompanied by the payment of (a) all accrued and unpaid interest with respect to the principal being prepaid through the date of prepayment and (b) any amount contemplated by Section 4.03 of the Credit Agreement. All prepayments pursuant to this Section 5.10 shall (i) be applied on a pro rata basis to the Term A Loans and the Term B Loans and (ii) shall be reduced in order of maturity by any prepayments of the Loans pursuant to Section 3.01 or 3.02 of the Credit Agreement (excluding the payment made to satisfy the condition precedent to this Agreement in Section 8.3 (the “Required Prepayment”)). The Lenders hereby waive any notice of the Required Prepayment that may be required under the Credit Agreement.

5.11. Second-Lien Term Loan. Notwithstanding anything to the contrary in Sections 9.01 or 9.02 of the Credit Agreement, the Borrower shall be permitted to create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, a term loan, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, secured by a second-priority Lien (the “Second-Lien Term Loan”) and guarantees by the Credit Parties (other than the Borrower); provided, that (a) the Second-Lien Term Loan shall not mature, or provide for any amortization payments, prior to the Maturity Date and (b) the Second-Lien Term Loan shall be subject to an intercreditor agreement, between the Lenders and the lenders in connection with the Second-Lien Term Loan, whose terms and conditions shall be satisfactory to the Administrative Agent.

5.12. Default Interest Rate. Notwithstanding the occurrence of the Events, Section 4.01(b) of the Credit Agreement shall not apply from the date hereof unless and until an Event of Default occurs. Each Credit Party agrees that this Section 5.12 shall not constitute a waiver by the Lenders of their rights pursuant to Section 4.01(b) of the Credit Agreement at any time after the occurrence of an Event of Default.

Section 6. Covenants.

6.1. No Obligor shall make, nor shall any Guarantor take any action to facilitate an Obligor in making, any Restricted Payment or Ultimate Parent Payment to any Guarantor except as permitted by the terms of the Loan Documents (as modified by this Agreement). In the event that, notwithstanding the foregoing sentence, any Guarantor shall receive any such non-permitted payment from any Obligor, then such payment shall be received and held by such Guarantor apart from its other assets in trust for the benefit of such Obligor and the Lenders, and returned immediately to such Obligor. Each Guarantor acknowledges and agrees that it shall have no right, title or interest in such payment or the proceeds thereof and that the same shall not constitute property of its estate under the U.S. Bankruptcy Code.

6.2. Concurrently with the filing of the Plan with the Bankruptcy Court, the Borrower shall deliver to the Administrative Agent a copy of the Plan as so filed.

6.3. No later than 60 days after the Effective Date, the Obligors shall deliver to the Collateral Agent updated perfection certificates with respect to the Obligors and the Collateral, substantially identical in form to all such certificates delivered to the Collateral Agent on or about the Closing Date.

Section 7. Representations and Warranties. Each Credit Party hereby represents and warrants as follows:

7.1. Organization, Good Standing, Etc. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to conduct its business as now conducted and as presently contemplated, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.2. Authorization. The execution, delivery and performance by each Credit Party of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary corporate action, (b) do not and will not contravene its Governing Documents, (c) do not and will not violate any material Requirements of Law binding on such Credit Party or any of its properties or any material Contractual Obligation of such Credit Party, in each case the violation of which would reasonably be expected to have a Material Adverse Effect, and (d) do not and will not result in or require the creation of any Lien (other than Permitted Encumbrances and Liens permitted in connection with the Second-Lien Term Loan) upon or with respect to any of its properties.

7.3. Enforceability. This Agreement has been duly executed and delivered by each Credit Party and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

7.4. Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority that has not been obtained or made (or waived) is required in connection with the due execution, delivery and performance by each Credit Party of this Agreement.

7.5. Defenses and Counterclaims. The obligations of each Obligor to repay the Loans, together with all interest accrued thereon, is absolute and unconditional, and neither Obligor has any deductions, defenses, counterclaims, offsets or similar rights of any nature whatsoever with respect to its obligations of payment and performance under the Loan Documents.

7.6. No Default. Except for the Events, both before and after giving effect to this Agreement, no event has occurred or is continuing that would constitute a Default or Event of Default.

7.7. Litigation. Except for the Anticipated Events, no Credit Party has been served in any action or proceeding and there are no actions or proceedings pending or threatened against such Credit Party or its respective assets, that could reasonably be expected to (a) cause this Agreement or any Loan Document to be unenforceable against such Credit Party, or (b) have a

Material Adverse Effect. Neither Obligor has initiated any bankruptcy or reorganization proceedings in respect of itself or its assets; and neither Obligor has been served in any such bankruptcy or reorganization proceedings.

7.8. Solvency; Indebtedness. Each Obligor is, and after giving effect to this Agreement will be, Solvent.

7.9. Security Interests. Each Security Document creates in favor of the Collateral Agent on behalf of the Lenders a legal, valid and enforceable security interest in the Collateral as and to the extent purported to be covered thereby. Each such security interest is a perfected first priority security interest (subject to Permitted Encumbrances), in each case to the extent a security interest therein can be perfected by filing pursuant to the PPSA, and no further recordings or filings are or will be required in connection with the creation, perfection, priority or enforcement of such security interests, other than (a) the filing of continuation or renewal statements or financing change statements in accordance with Applicable Law, (b) the recording of the collateral assignments for security pursuant to the Security Agreements in the Canadian Intellectual Property Office, the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired Canadian and United States patent and trademark applications and registrations and Canadian and United States copyrights and (c) additional filings if any Obligor changes its name, identity or organizational structure or the jurisdiction in which any Obligor is organized.

Section 8. Conditions Precedent. This Agreement shall become effective upon the first day on which each of the following conditions is satisfied (the “Effective Date”):

8.1. the Administrative Agent shall have received, in form and substance satisfactory to it, duly executed counterparts of this Agreement from each of the parties hereto;

8.2. the Borrower shall have paid (to the extent invoiced) all reasonable fees, costs and expenses incurred by or on behalf of the Agents, including, without limitation, reasonable out-of-pocket fees, costs and expenses of U.S. and Canadian counsel for the Agents, in connection with the negotiation, preparation, execution and delivery of this Agreement, the consummation of the transactions contemplated hereunder, the review and negotiation of Blocked Account Agreements, and the preservation and protection of the Lenders’ rights under the Loan Documents in connection with the Events, in accordance with Section 13.05 of the Credit Agreement; provided, that such fees, costs and expenses shall not exceed $152,000; and

8.3. the Borrower shall have prepaid, without premium or penalty, the outstanding principal of the Loans in an amount equal to $1,750,000, such payment to be applied on a pro rata basis to the Term A Loans and the Term B Loans, accompanied by the payment of all accrued and unpaid interest with respect to such principal through the date of prepayment.

Section 9. Release. Each Credit Party hereby unconditionally and irrevocably releases, discharges and waives any and all claims of any kind or nature whatsoever that the Credit Parties may possess against the Lenders, the Agents, any Affiliate of the Lenders or the Agents, or any of their respective officers, directors, shareholders, advisors, employees and agents (the “Lender Parties”) from any and all liability, whether known or unknown, arising on or before the date hereof in connection with or relating to this Agreement, the Loan Documents, the exercise by the Lender Parties of any of their rights and remedies under this Agreement or the Loan Documents, the origination, modification, restructuring, administration or enforcement of the Loans, or any discussions or negotiations between the Lender Parties and the Credit Parties or their respective representatives in respect of the Loans. Each of the Credit Parties shall indemnify, defend and hold harmless the Lender Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of U.S. and Canadian counsel for the Lender Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender Parties shall be designated a party thereto), that may be imposed upon, incurred by, or asserted against the Lender Parties in any manner in connection with or in any way directly or indirectly arising out of this Agreement or the Loan Documents and the exercise by the Lender Parties of any of their rights and remedies under this Agreement or the Loan Documents (collectively, the “Lender Indemnified Liabilities”); provided, that the Credit Parties shall not have any obligation to indemnify, defend or hold the Lender Parties harmless for any Lender Indemnified Liabilities that arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Parties. To the extent that the undertaking to indemnify, defend and hold harmless set forth in this Section 9 is unenforceable because such undertaking violates any law or public policy, each of the Credit Parties shall pay the maximum amount that is permitted to be paid to satisfy the Lender Indemnified Liabilities incurred by the Lender Parties. The provisions of this Section 9 shall survive any termination of this Agreement in accordance with its terms.

Section 10. No Waiver; No Interference.

10.1. Except as expressly set forth herein, this Agreement shall not be construed to be a commitment by the Lenders, or evidence of the intent of the Lenders, to make any commitment to modify, amend or waive any provision of any of the Loan Documents or to forbear from exercising any right or remedy contained therein or available under or otherwise at law or in equity, and each Credit Party acknowledges and agrees that, except as expressly set forth in this Agreement, no such commitment, amendment, modification, forbearance or waiver has been offered, granted, extended or agreed to by the Lender Parties. Each Credit Party further acknowledges that the Lenders do not, except as expressly set forth herein, waive any defaults of the Credit Parties under the Loans or the Lenders’ rights and remedies as a result thereof, and upon the occurrence of an Event of Default that has not been waived under this Agreement the Lenders shall be entitled to pursue immediately any and all rights and remedies under the Loan Documents or otherwise available at law or in equity, as the Lenders may elect in their sole discretion. No discussions, whether prior or subsequent to the execution of this Agreement, shall prejudice the Lenders or be raised as a claim or defense in any present or future action or litigation involving the Lender Parties or their respective successors and assigns.

10.2. Each Credit Party hereby agrees that neither it, any of its Affiliates, nor their respective successors and assigns, by act or omission, directly or indirectly, now or in the future, by a default of any of their respective obligations hereunder or otherwise, shall contest or challenge the enforceability or any other aspect of this Agreement or any Loan Document.

Section 11. Miscellaneous.

11.1. Loan Document. This Agreement constitutes a Loan Document, and the obligations of the Borrower under this Agreement of any nature whatsoever, whether now existing or hereafter arising, are Obligations.

11.2. Notices. Except as specifically provided in this Agreement, all notices, requests or consents to any party hereunder shall be given in accordance with Section 13.01 of the Credit Agreement.

11.3. Successors and Assigns. This Agreement and all of the terms and provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, heirs, successors and permitted assigns.

11.4. Expenses. For the avoidance of doubt, during the continuance of any of the Events, the Obligors shall permit (i) any authorized representative designated by the Administrative Agent to visit and inspect the Obligors’ books and records and perform such other activities in accordance with Section 8.05 of the Credit Agreement and (ii) any financial advisor designated by the Administrative Agent to visit and inspect the Obligors’ books and records and, no later than five Business Days following demand therefor and receipt by the Obligors of a reasonably detailed invoice relating thereto, the Obligors shall pay all reasonable fees, costs and expenses incurred by or on behalf of the Agents in connection with the services of any such financial advisor; provided, that such fees, costs and expenses shall not exceed Cdn.$30,000.

11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

11.6. Waivers. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

11.7. Further Assurances. The Credit Parties agree to execute such other and further documents and instruments as the Agents may reasonably request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Loan Documents.

11.8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or other electronic delivery shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of any such agreement by telecopy shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

11.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.10. WAIVER OF JURY TRIAL, ETC. EACH CREDIT PARTY, THE LENDERS AND THE AGENTS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH CREDIT PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDERS OR THE AGENTS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS OR THE AGENTS WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH CREDIT PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS AND THE AGENTS ENTERING INTO THIS AGREEMENT.

11.11. Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

11.12. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lenders, the Agents or the Credit Parties, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

11.13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to Section 13.10 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

BORROWER:

PRIMUS TELECOMMUNICATIONS CANADA INC.

By:	/s/ Edmund Chislett
Name:	Edmund Chislett
Title:	President

OBLIGOR:

3082833 NOVA SCOTIA COMPANY

By:	/s/ Edmund Chislett
Name:	Edmund Chislett
Title:	President

GUARANTOR:

PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Thomas R. Kloster
Name:	Thomas R. Kloster
Title:	CFO

GUARANTOR:

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:	/s/ Thomas R. Kloster
Name:	Thomas R. Kloster
Title:	CFO

GUARANTOR:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:	/s/ Thomas R. Kloster
Name:	Thomas R. Kloster
Title:	CFO

ADMINISTRATIVE AGENT:

GUGGENHEIM CORPORATE FUNDING, LLC

By:	/s/ Bill Hagner
Name:	Bill Hagner
Title:	Managing Director

COLLATERAL AGENT:

GUGGENHEIM CORPORATE FUNDING, LLC

By:	/s/ Bill Hagner
Name:	Bill Hagner
Title:	Managing Director

LENDER:

COPPER RIVER CLO LTD.

By: Guggenheim Investment Management, LLC, as its Collateral Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

LENDER:

KENNECOTT FUNDING LTD.

By: Guggenheim Investment Management, LLC, as its Collateral Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

LENDER:

SANDS POINT FUNDING LTD.

By: Guggenheim Investment Management, LLC, as its Collateral Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

LENDER:

ORPHEUS FUNDING LLC

By: Guggenheim Investment Management, LLC, its Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

LENDER:

NZC OPPORTUNITIES II LLC

By: Guggenheim Investment Management, LLC, its Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

LENDER:

IRON HILL CLO LIMITED

By: Guggenheim Partners Europe Limited, its Manager

By:	/s/ ADRIAN DUFFY
Name:	ADRIAN DUFFY
Title:	Senior Managing Director Guggenheim Partners Europe Limited